UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2014

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2014, J. Brett Harvey, the Chairman of the Board of Directors (the “Board”) and Chief Executive Officer of CONSOL Energy Inc. (the “Company”), notified the Board that he intends to resign as the Company’s Chief Executive Officer to be effective immediately after the conclusion of the Company’s Annual Meeting of Shareholders to be held on May 7, 2014 (the “Annual Meeting”). On that same date, the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) and the Board also approved the appointment of Mr. Harvey as the Executive Chairman of the Board to be effective immediately after the conclusion of the Annual Meeting.

In connection with Mr. Harvey’s resignation as the Company’s Chief Executive Officer and assumption of the position of Executive Chairman, the Compensation Committee of the Board (the “Compensation Committee”) and the Board approved amendments to Mr. Harvey’s employment agreement (the “Employment Agreement”); the principal amendments are as follows: (i) a revised employment period commencing upon the conclusion of the Annual Meeting until the later to occur of May 7, 2015 or the date of the annual shareholders’ meeting in 2015, with an option for the Board and Mr. Harvey to extend the term for an additional year; (ii) reduced minimum annual base salary of $750,000; (iii) a minimum target annual bonus opportunity remaining at 175% of his base salary; and (iv) at the discretion of the Compensation Committee and the Board, participation in the long-term equity incentive compensation plan maintained by the Company in 2015 (as amended, the “Amended and Restated Employment Agreement”). The Amended and Restated Employment Agreement will be effective on May 7, 2014.

Until his re-election to the Board and the conclusion of the Annual Meeting, Mr. Harvey’s current Employment Agreement will remain in effect and, except as described above, Mr. Harvey’s other compensatory arrangements will continue as currently in effect after the Annual Meeting.

The foregoing summary of the Amended and Restated Employment Agreement is not complete and is qualified in its entirety by reference to the Amended and Restated Employment Agreement (Exhibit 10.1 to this Current Report on Form 8-K), which is incorporated herein by reference.

On March 20, 2014, the Nominating Committee and the Board also appointed Nicholas J. DeIuliis, the Company’s President, as the Company’s Chief Executive Officer to be effective immediately after the conclusion of the Annual Meeting, and approved his nomination to be elected as a director to the Board at the Annual Meeting. Mr. DeIuliis will also remain the Company’s President following the Annual Meeting. Mr. DeIuliis declined an increase to his 2014 compensation in connection with his promotion to Chief Executive Officer after the Annual Meeting.

Mr. DeIuliis has been our President since February 23, 2011, has served on the CONSOL Board since March 2014 and, effective upon the conclusion of the Annual Meeting, the Board has appointed him to serve as our Chief Executive Officer and President. Mr. DeIuliis was Executive Vice President and Chief Operating Officer of the Company from January 16, 2009 until February 23, 2011. Mr. DeIuliis previously served as the President, Chief Executive Officer and a director of CNX Gas Corporation from June 30, 2005, the date of its formation, through January 16, 2009. Prior to that time, he held the following positions at the Company: Senior Vice President - Strategic Planning (November 1, 2004 to August 2005); Vice President - Strategic Planning (April 1, 2002 until November 1, 2004); Director - Corporate Strategy (October 1, 2001 to April 1, 2002); Manager - Strategic Planning (January 1, 2001 to October 1, 2001); and Supervisor - Process Engineering (April 1, 1999 to January 1, 2001). Mr. DeIuliis serves as a director of Fairmont Supply Company, a wholly-owned subsidiary of the Company. Mr. DeIuliis is also a member of the board of directors of the U.S. Chamber of Commerce, the University of Pittsburgh Cancer Institute and the Center for Sustainable Shale Development. He is a registered engineer in the Commonwealth of Pennsylvania and a member of the Pennsylvania Bar. He is also a member of the Industrial & Professional Advisory Council College of Engineering at The Pennsylvania State University, the Catholic Foundation Advisory Board, and the Pittsburgh Penguins Foundation.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit 10.1	Amended and Restated Employment Agreement between CONSOL Energy Inc. and J. Brett Harvey, dated March 21, 2014.

Exhibit 99.1	Press release of CONSOL Energy Inc., dated March 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
Stephen W. Johnson
Executive Vice President and Chief Legal and Corporate Affairs Officer

Dated: March 26, 2014

Exhibit Index

Exhibit Number	Description of Exhibit

Exhibit 10.1	Amended and Restated Employment Agreement between CONSOL Energy Inc. and J. Brett Harvey, dated March 21, 2014

Exhibit 99.1	Press release of CONSOL Energy Inc., dated March 21, 2014